UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 29, 2019

Date of Report (Date of earliest event reported)

Leader Hill Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-223712	37 - 1867536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat 1204 Block B, Mei Li Yuan, Hong Ling Middle Road, Luohu,

Shenzhen 518000 China.

(Address of principal executive offices, including zip code)

(+86) 18665342668

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Previous Independent Registered Public Accounting Firm.

On April 26, 2019 the Board of Directors of Leader Hill Corp. (the “Company”) approved the dismissal of TAAD, LLP (“TAAD”) as the independent registered public accounting firm of the Company, effective immediately.

The audit reports of TAAD on the financial statements of the Company for the two most recent fiscal year ended November 30, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that its report contained a going concern qualification as to the Company’s ability to continue.

During the two most recent fiscal year ended November 30, 2018 and 2017 there were no (i) disagreements with TAAD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided TAAD with a copy of the disclosures in this Current Report and the Company requested a letter from TAAD addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter is attached as an exhibit to this Current Report.

Section 9 - Financial Statements and Exhibit

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from TAAD, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leader Hill Corp.

April 29, 2019	/s/ Seah Chia Yee
Date	CEO, CFO, President, Treasury, Secretary, Director